Exhibit 99.1
EXECUTION COPY
IN THE COURT OF THE CHANCERY OF THE STATE OF DELAWARE

IN RE ATMEL CORPORATION	CONSOLIDATED
SHAREHOLDERS LITIGATION	Civil Action No. 4161-CC
STIPULATION AND AGREEMENT OF
COMPROMISE, SETTLEMENT AND RELEASE
     This Stipulation and Agreement of Compromise, Settlement and Release (“Stipulation”) is made and entered into this 6th day of November, 2009, by and among (i) plaintiffs in In re Atmel Corporation Shareholder Litigation, Consolidated C.A. No. 4161-CC (the “Delaware Action”), pending in the Court of Chancery of the State of Delaware (the “Court”), and Zucker v. Laub, et al., Case No. 108CV127597, pending in the Superior Court of the State of California (the “California Action”) (together, the “Shareholder Actions”), (ii) Steven Laub, Tsung-Ching Wu Ph.D., David Sugishita, Charles Carinalli, Papken Der Torossian, Jack L. Saltich, and Dr. Edward Ross (the “Individual Defendants”) and (iii) Atmel Corporation (“Atmel” or the “Company”), by their respective undersigned counsel.
A. HISTORY OF THE LITIGATION
     WHEREAS, on October 2, 2008, Microchip Technology Incorporated (“Microchip”) and ON Semiconductor Corporation (“ON Semi”) publicly announced a joint proposal to acquire Atmel for $5.00 per share in cash, subject to certain conditions (the “Acquisition Proposal”);
     WHEREAS, on October 29, 2008, Atmel announced that its Board of Directors (the “Board”) had rejected the Acquisition Proposal;
     WHEREAS, on November 7, 2008, Microchip received clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 to acquire over 50% of Atmel’s shares;

     WHEREAS, on November 10, 2008, the Board adopted an amendment (the “Amendment”) to the Company’s Amended and Restated Preferred Shares Rights Agreement, dated as of October 18, 1999 (the “Current Rights Agreement”);
     WHEREAS, the Amendment expanded the definition of “Beneficial Ownership” to include “Derivatives Contracts” in determining whether a person is an “Acquiring Person” under the Current Rights Agreement and lowered the threshold to become an “Acquiring Person” from 20% to 10% for any person or group that made a “Takeover Proposal” on or after October 1, 2008;
     WHEREAS, on November 13, 2008, Lawrence Zucker (“Zucker”) filed the California Action alleging shareholder class and derivative claims against the Individual Defendants and the Company for breach of fiduciary duty, abuse of control, gross mismanagement and corporate waste relating to the Company’s response to the Acquisition Proposal;
     WHEREAS, on November 14, 2008, Louisiana Municipal Police Employees’ Retirement System (“LAMPERS”) filed a shareholder class action complaint captioned LAMPERS v. Laub et al., C.A. No. 4161-CC, alleging that the Individual Defendants had breached their fiduciary duties to Atmel’s shareholders by refusing to respond in good faith to the Acquisition Proposal and by adopting the Amendment;
     WHEREAS, on November 18, 2008, ON Semi and Microchip announced their withdrawal of the Acquisition Proposal;
     WHEREAS, on February 2, 2009, LAMPERS filed a Motion For Injunctive Relief seeking a permanent injunction or, in the alternative, a preliminary injunction, to invalidate the Amendment on the grounds, inter alia, that the language of the Amendment regarding

“Derivatives Contracts” is unenforceably vague and the Individual Defendants’ adoption of the Amendment constituted a breach of fiduciary duty;
     WHEREAS, on February 18, 2009, the Court consolidated the LAMPERS action with two actions that had previously been filed in this Court captioned Kuhn v. Atmel Corporation et al., C.A. No. 4092-CC and Gebhardt v. Atmel Corporation et al., C.A. No. 4094-CC, appointed the law firms of Grant & Eisenhofer, P.A. and Bernstein Litowitz Berger & Grossmann LLP as co-lead counsel (“Co-Lead Counsel”) for the plaintiffs in the consolidated action, and designated the LAMPERS complaint as the operative complaint in the Delaware Action;
     WHEREAS, the relief sought by Zucker and LAMPERS (together, “Plaintiffs”) in the Shareholder Actions includes, inter alia, a declaratory judgment that the Individual Defendants breached their fiduciary duties, injunctive relief invalidating the Amendment, and an award of damages, attorneys’ fees and expenses;
     WHEREAS, on March 12, 2009, the Superior Court of the State of California entered a stay of the California Action;
     WHEREAS, on May 19, 2009, the Court denied LAMPERS’s Motion For Injunctive Relief and indicated that the parties should confer on a schedule that would enable the trial of the Delaware Action to occur before the end of October 2009;
     WHEREAS, on June 2, 2009, LAMPERS filed an Amended Verified Class Action Complaint (“Amended Complaint”) in the Delaware Action which, inter alia, included a new Count II seeking a declaration that the Amendment is invalid and unenforceable;
     WHEREAS, on June 9, 2009, the Court entered a Scheduling Order in the Delaware Action providing for completion of fact discovery by August 26, 2009, completion of expert discovery by September 25, 2009, and trial beginning on October 27, 2009;

     WHEREAS, in June 2009, the parties to the Delaware Action served extensive document requests, interrogatories and requests for admissions, and Plaintiff in the Delaware Action served a document subpoena on Atmel;
     WHEREAS, on June 18, 2009, the Individual Defendants filed a Motion to Dismiss Count II of the Amended Complaint;
     WHEREAS, on June 19, 2009, the Individual Defendants filed their Answer to the Amended Complaint;
     WHEREAS, on July 10, 2009, the Court entered a Revised Scheduling Order in the Delaware Action setting forth a briefing schedule on the Individual Defendants’ Motion to Dismiss Count II of the Amended Complaint and providing for completion of fact discovery by October 9, 2009, completion of expert discovery by November 9, 2009, and trial beginning on December 14, 2009;
     WHEREAS, on July 27, 2009, LAMPERS filed a Memorandum of Law in Opposition to the Individual Defendants’ Motion to Dismiss Count II of the Amended Complaint;
     WHEREAS, in early August 2009, the parties to the Delaware Action agreed to an informal stay of the proceedings in the Delaware Action while they continued to pursue settlement discussions that had commenced in early June 2009;
     WHEREAS, in September 2009, the Company produced documents in the Delaware Action relating to the Board’s consideration of the Acquisition Proposal and adoption of the Amendment;
     WHEREAS, on September 14, 2009, following extensive arm’s-length settlement negotiations, Atmel and the parties to the Shareholder Actions entered a Memorandum of Understanding (the “MOU”) setting forth an agreement-in-principle to resolve the Shareholder

Actions on the terms and conditions set forth therein, which are described below (the “Settlement”);
     WHEREAS, the MOU provided, among other things, that the Board shall immediately pass a resolution pursuant to its powers under Section 29 of the Current Rights Agreement, which was set to expire on October 15, 2009, interpreting Section 1(d)(iv) of the Current Rights Agreement, including any extension thereof, to clarify that (i) the term “Derivatives Contract” excludes interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; and (ii) to qualify as or constitute a “Derivatives Contract,” a contractual arrangement must include or reference a number of “Notional Common Shares” (the “Resolution”);
     WHEREAS, on September 14, 2009, the Board adopted the Resolution;
     WHEREAS, on September 15, 2009, counsel in the Delaware Action informed the Court during a teleconference that Atmel and the parties in the Delaware Action had entered the MOU and that the Resolution had been adopted;
     WHEREAS, on September 18, 2009, pursuant to the MOU, Atmel filed a Form 8-K with the Securities and Exchange Commission disclosing, among other things, the adoption of the Resolution;
     WHEREAS, LAMPERS believes the Settlement is fair, reasonable, adequate, and in the best interest of the class in the Delaware Action; and
     WHEREAS, Zucker has considered the terms and conditions of the Settlement, believes the Settlement to be fair, reasonable, adequate, and in the best interest of Atmel and of the class in the California Action, and has agreed to dismiss the California Action in its entirety, with prejudice, in consideration of the Settlement;
     WHEREAS, Atmel and the Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Shareholder Actions, including any and all allegations that the Amendment is invalid or unenforceably vague, and state that they are entering into the Settlement to eliminate the burden and expense of further litigation. Nothing in this Settlement is intended, nor should be construed, as an admission or concession of any claim or contention alleged by Plaintiffs in the Shareholder Actions.
     NOW, THEREFORE, IT IS HEREBY STIPULATED, CONSENTED TO AND AGREED by Plaintiffs, for themselves and on behalf of the Settlement Class, Atmel and the Individual Defendants, subject to the approval of the Court and pursuant to Delaware Court of Chancery Rule 23 and the other conditions set forth herein, that the Shareholder Actions shall be settled, compromised and dismissed, on the merits and with prejudice (and without costs to any party), in the manner and upon the terms and conditions hereafter set forth.
B. DEFINITIONS
     1. As used in this Stipulation, the following capitalized terms shall have the following meanings:
          (a) “Defendant Releasors” means the Defendants, individually and collectively, on behalf of themselves, their heirs, executors, administrators, agents, successors and assigns, immediate and remote, and any person they represent.
          (b) “Defendants” means, individually and collectively, Atmel and the Individual Defendants.

          (c) “Defendants’ Affiliates” means any or all of Defendants’ respective present, former and future officers, directors, employees, managers, members, managing members, fiduciaries, managing directors, agents, managing agents, attorneys, legal counsel, advisors, consultants, insurers, co-insurers, reinsurers, accountants, auditors, trustees, underwriters, financial advisors, commercial bank lenders, persons who provided opinions relating to the Acquisition Proposal and the Company’s response thereto, investment bankers, associates, representatives, affiliates, parents, subsidiaries, partnerships, member firms, partners, joint ventures, limited liability companies, corporations, divisions, shareholders, principals, trusts, foundations, family members, beneficiaries, distributees, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns, and their respective former, current and future direct or indirect equity holders, controlling persons, affiliates, stockholders, general or limited partners or partnerships, or assignees and including but not limited to any directors, officers, agents, partners, members, managers, or employees of any of the foregoing.
          (d) “Final Court Approval” means that the Court has entered a Final Judgment approving the Settlement and that such Final Judgment is finally affirmed on appeal or is no longer subject to appeal and the time for any petition for reargument, appeal or review, by certiorari or otherwise, has expired.
          (e) “Final Judgment” means the proposed Order and Final Judgment in the form of Exhibit C attached hereto or as may be modified pursuant to agreement of the Parties.
          (f) “Notice” means the Notice of Pendency of Class Action, Proposed Class Action Determination, Proposed Settlement of Class Action, Settlement Hearing, and Right to

Appear substantially in the form of Exhibit B attached hereto or as may be modified pursuant to agreement of the Parties or order of the Court.
          (g) “Parties” means Plaintiffs and Defendants.
          (h) “Person” means any individual, corporation, partnership, limited liability company, association, affiliate, joint stock company, estate, trust, unincorporated association, governmental entity and any political subdivision thereof, or any type of business, personal, political or legal entity.
          (i) “Plaintiff Releasors” means Plaintiffs and any and all members of the Settlement Class on behalf of themselves, their heirs, executors, administrators, agents, successors in interest, predecessors, assigns or transferees, immediate and remote, and any person or entity they represent, and any person or entity acting for or on behalf of, or claiming under, any of them.
          (j) “Plaintiffs” means Louisiana Municipal Police Employees’ Retirement System and Lawrence Zucker.
          (k) “Released Persons” means Defendants and any and all of the Defendants’ Affiliates.
          (l) “Settled Defendants’ Claims” means any and all actual or potential claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, decrees, duties, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, suits, matters, issues and controversies of any kind, nature or description whatsoever (including any claims for costs, attorneys’ fees or expenses), whether known or unknown (including any “Unknown Claims”), contingent or absolute, suspected or unsuspected, apparent or not apparent, foreseen or unforeseen, mature or not yet mature, accrued or unaccrued, liquidated or not liquidated, disclosed or undisclosed, and whether based on or arising under federal, state, local, statutory or common law or any other law, rule or regulation (including the law of any jurisdiction outside of the United States and including any claims under the federal securities laws within the exclusive jurisdiction of the federal courts), that have been or could have been asserted in the Shareholder Actions or any other forum by the Defendant Releasors which relate to or arise out of the filing, prosecution or settlement of the Shareholder Actions. The Settled Defendants’ Claims do not include any claims arising from the performance or non-performance of the Settlement terms.
          (m) “Settled Plaintiffs’ Claims” means any and all actual or potential claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, decrees, duties, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, suits, matters, issues and controversies of any kind, nature or description whatsoever (including any claims for costs, attorneys’ fees or expenses), whether known or unknown (including any “Unknown Claims”), contingent or absolute, suspected or unsuspected, apparent or not apparent, foreseen or unforeseen, mature or not yet mature, accrued or unaccrued, liquidated or not liquidated, disclosed or undisclosed, and whether individual, class, direct, derivative, representative, legal, equitable or of any other type, and whether based on or arising under federal, state, local, statutory, regulatory or common law or any other law, rule or regulation (including the law of any jurisdiction outside of the United States and including any claims under the federal securities laws within the exclusive jurisdiction of the federal courts), that Plaintiff Releasors, in their capacity as shareholders of the Company, ever had, now have or may have, that, now or hereafter, are based upon, arise out of, relate to, or involve, directly or indirectly, any of the allegations, facts, practices, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, claims or any other matter, thing or cause whatsoever, or any series thereof, that were or could have been alleged, asserted, claimed, embraced, involved, set forth, or referred to in the Shareholder Actions, including any and all claims that are based upon, arise out of, relate in any way to, or involve, directly or indirectly, the Acquisition Proposal, the response to the Acquisition Proposal and the Amendment. The Settled Plaintiffs’ Claims do not include any claims arising from the performance or non-performance of the Settlement terms.
          (n) “Settlement” means the settlement contemplated by this Stipulation.
          (o) “Settlement Class” means the class to be certified by the Court for settlement purposes only of all Persons (excluding Defendants, their immediate families, heirs and assigns, and those in privity with them) who owned common stock of the Company, as record or beneficial holders, at any time from and including October 2, 2008 through and including the date hereof.
          (p) “Settlement Class Member” means any Person that is a member of the Settlement Class.
          (q) “Settlement Hearing” means the final hearing to be held by the Court to determine whether the Settlement should be approved as fair, reasonable and adequate.
          (r) “Unknown Claims” means any and all claims that any Plaintiff or any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Settled Plaintiffs’ Claims against the Released Persons, and any and all claims that any Defendant does not know or suspect to exist in his, her or its favor at the time of the release of the Settled Defendants’ Claims against Plaintiffs, the Settlement Class Members and their counsel, which, if known, might have affected the decision to enter into the release or to object or not to object to the Settlement.
C. SETTLEMENT CONSIDERATION
     In consideration of the Settlement, the Parties agree as follows:
     2. If, prior to September 14, 2012, the Company adopts a new stockholder rights plan (the “New Rights Plan”) that includes a “Derivative Contract” within the definition of “Beneficial Ownership” (the “New Derivative Rights Plan”), the Company shall clarify that: (i) the term “Derivatives Contract” excludes interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; and (ii) to qualify as or constitute a “Derivatives Contract,” a contractual arrangement must include or reference a number of “Notional Common Shares.”
     3. Pursuant to its powers under Section 29 of the Current Rights Agreement, the Board has passed a resolution interpreting Section 1(d)(iv) of the Current Rights Agreement, including any extension thereof, consistent with the provisions of paragraph 2 of this Stipulation (as defined above, the “Resolution”). On September 18, 2009, the Company publicized the adoption of the Resolution by issuing a Form 8-K, which was reviewed and commented upon by Plaintiffs’ counsel in the Shareholder Actions. The obligations of the Company under this paragraph became effective pending Court approval of the Settlement, but shall terminate in the event the Settlement shall not be so approved.
     4. If, prior to September 14, 2012, the Company shall (i) adopt a New Derivative Rights Plan with an expiration date beyond the date of the Company’s 2010 annual meeting of stockholders, or (ii) extend the expiration date of the Current Rights Agreement beyond the date of the Company’s 2010 annual meeting of stockholders,1 then the Company shall include a proposal for a stockholder advisory vote on the provision including Derivative Contracts in the definition of Beneficial Ownership in its proxy statement for the first annual meeting occurring more than 45 days after the date of such action. The stockholder vote shall not be binding on the Company or its Board, shall not be deemed to be a condition to the effectiveness of the New Derivative Rights Plan, and shall not be construed as overruling a decision by such Board, nor to create or imply any additional fiduciary duty by such Board.
     5. Other than as expressly set forth in this Stipulation, nothing in the Stipulation shall be deemed to constrain in any respect the ability of the Company and/or its Board to respond to any proposed acquisition or other transaction or to adopt or amend a stockholders rights plan in accordance with applicable Delaware law.
D. RELEASES
     6. Upon entry by the Court of the Final Judgment, each and every of the Plaintiff Releasors shall (i) fully, finally, and forever release, discharge, settle, relinquish, and dismiss with prejudice on the merits any and all Settled Plaintiffs’ Claims against the Released Persons; (ii) permanently and forever be enjoined and barred from pursuing or prosecuting any Settled Plaintiffs’ Claims, and from instituting or commencing any action or proceeding or otherwise suing any of the Released Persons for any Settled Plaintiffs’ Claims; and (iii) covenant not to sue any of the Released Persons for any Settled Plaintiffs’ Claims.
     7. Upon entry by the Court of the Final Judgment, each and every of the Defendant Releasors shall (i) fully, finally, and forever release, discharge, settle, relinquish, and dismiss with prejudice on the merits any and all Settled Defendants’ Claims against Plaintiffs, the

[1]	Because the Current Rights Agreement expired on October 15, 2009, the provisions relating thereto are no longer operative.

Settlement Class Members, and their counsel; (ii) permanently and forever be enjoined and barred from pursuing or prosecuting any Settled Defendants’ Claims, and from instituting or commencing any action or proceeding or otherwise suing Plaintiffs, the Settlement Class Members, or their counsel for any Settled Defendants’ Claims; and (iii) covenant not to sue Plaintiffs, the Settlement Class Members, or their counsel for any Settled Defendants’ Claims.
     8. The releases contemplated by the Settlement extend to Unknown Claims. Plaintiff Releasors and Defendant Releasors shall be deemed to waive, and shall waive and relinquish to the fullest extent permitted by law any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a Person’s release of Unknown Claims; further, (i) Plaintiff Releasors and Defendant Releasors shall be deemed to waive, and shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
(ii) Plaintiff Releasors and Defendant Releasors also shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542; and (iii) Plaintiffs, on behalf of the Plaintiff Releasors, and Defendants, on behalf of Defendant Releasors, acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the Settled Plaintiffs’ Claims or the Settled Defendants’ Claims, but that it is their intention to fully, finally and forever settle and release any and all claims released hereby, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts. Defendants and Plaintiffs each acknowledge, and Defendant Releasors and Plaintiff Releasors shall be deemed by operation of the entry of the Final Judgment to have acknowledged, that the foregoing waivers were separately bargained for and are a key element of the Settlement of which this release is a part.
E. CLASS CERTIFICATION
     9. For settlement purposes only, the Parties agree on the conditional certification of the Delaware Action as a non-opt out class action pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2) on behalf of the Settlement Class.
F. ORDER FOR NOTICE AND HEARING ON SETTLEMENT
     10. As soon as practicable after this Stipulation has been executed, the Parties will apply to the Court for the entry of a Scheduling Order in substantially the form attached hereto as Exhibit A, providing, among other things, that the Delaware Action shall proceed, for purposes of this Settlement only, as a non-opt out class action on behalf of the Settlement Class, approving the manner and form of Notice and scheduling a final approval hearing.
     11. Atmel shall cause notice to the Settlement Class to be given in the manner directed by the Court. Subject to approval by the Court, the Notice shall be substantially in the form attached hereto as Exhibit B. In connection with their application for entry of the Scheduling Order, the parties to the Delaware Action shall jointly request that the Court approve the dissemination of the Notice to members of the Settlement Class by means of (a) a press release substantially in the form attached hereto as Exhibit D which, together with the Stipulation and Notice, shall be made available on the Company’s website until the expiration date of the time for filing a notice of appeal from the Final Judgment, and (b) a Form 8-K filing with the SEC that includes the press release referred to above, the Stipulation and the Notice. Atmel shall assume administrative responsibility for and will pay all reasonable costs and expenses related to preparing and disseminating the Notice, irrespective of whether the Court approves the form and manner of notice described in this paragraph, and in no event shall Plaintiffs, the Settlement Class Members, or their counsel be responsible for any notice costs or expenses.
G. ORDER AND FINAL JUDGMENT; DISMISSAL OF CALIFORNIA ACTION
     12. If the Court approves the Settlement (including any modification thereto made with the consent of the Parties), the Parties shall jointly request that the Court enter the proposed Final Judgment.
     13. Within three (3) business days after entry by the Court of the Final Judgment, a Request for Dismissal with Prejudice shall be filed in the California Action, with each party to bear its own costs. No application for attorneys’ fees and expenses shall be made in connection with the dismissal of the California Action.
H. CONDITIONS OF SETTLEMENT; TERMINATION
     14. Plaintiffs shall be afforded such reasonable document discovery as is necessary for Plaintiffs to confirm that the Settlement is fair, reasonable and adequate (“Confirmatory Discovery”), which discovery shall be completed by November 6, 2009.
     15. This Stipulation and the Settlement described herein shall not be legally binding upon any Party unless and until this Stipulation is executed by all of the Parties.
     16. This Stipulation and the Settlement described herein are subject to: (a) Plaintiffs’ confirmation, following the completion of the document discovery described above, that the proposed Settlement is fair, adequate, and reasonable; (b) the Court finally certifying, for settlement purposes only, a Settlement Class, as defined herein; and (c) Final Court Approval of the Final Judgment and dismissal of the Shareholder Actions in their entirety with prejudice on the merits and without awarding fees, expenses or costs to any party (except as provided in paragraph 20 hereof). The approval of attorneys’ fees and expenses is not a condition of the Settlement, and any failure by the Court to approve attorneys’ fees and expenses in whole or in part shall have no effect on the Settlement set forth in the Stipulation.
     17. From execution of this Stipulation until Final Court Approval or the termination of this Stipulation in accordance with paragraph 18 below, Plaintiffs and all Settlement Class Members, or any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action or proceeding asserting any Settled Plaintiffs’ Claims against any of the Released Persons.
     18. This Stipulation and the Settlement may be terminated (a) by Plaintiffs if, within five (5) business days following the date provided for completion of Confirmatory Discovery set forth in paragraph 14 above (i.e., by November 13, 2009), Plaintiffs deliver to Defendants written notice that, as a result of additional information obtained in such Confirmatory Discovery which was unavailable prior thereto, Plaintiffs have in good faith determined that the proposed Settlement is not fair, adequate, and reasonable; or (b) by any Party hereto by providing written notice to all other Parties of an election to do so within fifteen (15) business days following: (i) the Court’s declining to enter the Scheduling Order in any material respect; (ii) the Court’s refusal to approve this Stipulation or any material part of it; (iii) the Court’s declining to enter the Final Judgment in any material respect; or (iv) the date upon which the Final Judgment is reversed on appeal. Should this Stipulation not be fully executed or the Stipulation and the

Settlement are terminated in accordance with the terms of this paragraph, this Stipulation, the dismissal of the California Action and any orders that may have been entered by any court in connection herewith shall be null and void and of no force and effect, and shall not be deemed to prejudice in any way the position of any party with respect to the Shareholder Actions or any other litigation or proceeding. In such event, neither the existence of this Stipulation nor its contents shall be admissible in evidence or shall be referred to for any purpose in the Shareholder Actions or in any other litigation or proceeding. Notwithstanding the foregoing, or any other provision of this Stipulation, neither Plaintiffs nor any Settlement Class Member shall have any right to terminate or withdraw from the Settlement by reason of any Order relating to attorneys’ fees and expenses, and the finality of the Settlement shall not be affected by any Order relating to such matters.
I. ATTORNEYS’ FEES
     19. Concurrent with seeking approval of the Settlement, Co-Lead Counsel shall apply to the Court for an award of attorneys’ fees and reimbursement of expenses to Plaintiffs’ counsel in an amount not to exceed $950,000. Defendants shall not oppose an application by Co-Lead Counsel for an award of attorneys’ fees and expenses to the extent that such application does not exceed $950,000 in the aggregate. No other application for attorneys’ fees and expenses shall be filed, and Plaintiffs’ counsel expressly waives any right to seek any award of fees and expenses except as provided in this paragraph.
     20. Pursuant to its pre-existing obligations to indemnify the Individual Defendants, the Company shall pay Plaintiffs’ counsel such attorneys’ fees and expenses as the Court may award, up to $950,000 (the “Fee Award”). The Fee Award is subject to Final Court Approval, and is in consideration of the release of clams against the Individual Defendants provided for in this Stipulation.
     21. Co-Lead Counsel in the Delaware Action shall have sole authority and discretion, subject to Court approval, to allocate any Fee Award amongst all Plaintiffs’ counsel. Any award of attorneys’ fees shall be paid to Plaintiffs’ counsel, as directed by Co-Lead Counsel, as follows: (a) if no objection to the Settlement and/or the Co-Lead Counsel’s application for fees and expenses was filed, within ten (10) business days after entry by the Court of the Fee Award; or (b) if any objection to the Settlement and/or the Co-Lead Counsel’s application for fees and expenses was filed and was denied (in whole or in part), either (i) if Co-Lead Counsel so elects (which election must be made within two (2) business days after entry by the Court of the Fee Award), within ten (10) business days after entry by the Court of the Fee Award, provided, however, that if an appeal of the Settlement and/or Fee Award is filed, Co-Lead Counsel will within ten (10) calendar days of the filing of the notice of appeal provide a letter of credit to the Company securing the repayment of the full amount of the Fee Award; or (ii) if Co-Lead Counsel does not elect payment as provided in (b)(i) above, within ten (10) business days of the later to occur of (x) the date of Final Court Approval of the Final Judgment and (y) the date that the Fee Award is finally affirmed on appeal or is no longer subject to appeal and the time for any petition for reargument, appeal or review, by certiorari or otherwise, has expired. If the Final Judgment is reversed on appeal, or if the Fee Award is reversed or reduced on appeal, Co-Lead Counsel in the Delaware Action will be jointly and severally obligated to pay back the Fee Award or the amount of reduction thereof, as the case may be, within five (5) business days thereafter, plus interest on such amount at the six (6) month LIBOR rate.

     22. The letter of credit described in Paragraph 21 shall be irrevocable and become immediately payable to the Company upon a failure to satisfy the repayment obligation set forth in Paragraph 21 within the required five (5) business days. A copy of this Stipulation shall be attached to the letter of credit, which shall include the following provision (in addition to any other customary and appropriate commercial terms): “Upon the failure of Grant & Eisenhofer, P.A. and Bernstein Litowitz Berger & Grossman LLP to satisfy the repayment obligation set forth in Paragraph 21 of the Stipulation and Agreement of Compromise, Settlement and Release in In re Atmel Corporation Shareholders Litigation, Consol. C.A. No. 4161-CC (attached hereto), the amount due pursuant to Paragraph 21 (including interest) shall become immediately payable to Atmel Corporation.”
     23. Other than as set forth in paragraph 20 above, Defendants shall have no obligation to pay or reimburse any fees, expenses, costs, or damages alleged or incurred by Plaintiffs, by any Settlement Class Member, or by any of their attorneys, experts, advisors, agents or representatives with respect to the Settled Plaintiffs’ Claims, and Defendants shall have no responsibility for and no liability with respect to any fee and/or expense allocation among Plaintiffs’ counsel and/or any other person who may assert any claim thereto. Court approval of the Settlement shall not in any way be conditioned on Court approval of any application for attorneys’ fees and/or expenses.
J. NO ADMISSION OF WRONGDOING
     24. The provisions contained in this Stipulation shall not be deemed a presumption, concession, or admission by any Party of any fault, liability, or wrongdoing or lack of any fault, liability, or wrongdoing, as to any facts or claims alleged or asserted in the Shareholder Actions, or any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, or offered, revealed in evidence, or otherwise used by any Person in the Shareholder Actions or in any other action or proceeding, whether civil, criminal, or administrative, except in connection with any proceeding to enforce the terms of this Settlement. If the Settlement does not receive Final Court Approval, the Parties shall revert to their respective litigation positions as if this Stipulation, and all negotiations, discussions and proceedings in connection herewith, never existed.
     25. Plaintiffs and their counsel believe that (a) the claims that Plaintiffs have asserted in the Shareholder Actions have legal merit, although they recognize that there are legal and factual defenses to such claims that Defendants have raised and/or might have raised, and (b) subject to the Confirmatory Discovery described above, the Settlement is fair, reasonable, adequate, and in the best interests of Plaintiffs and the Settlement Class.
     26. Defendants deny that they have committed or intended to commit, or aided and abetted, any wrongdoing, violations of law or breaches of duty to Atmel or its stockholders or otherwise and deny that any of the claims Plaintiffs have asserted in the Shareholder Actions has any legal merit. Defendants have entered into the Stipulation solely to eliminate the burden, risk, and expense of further litigation.
K. MISCELLANEOUS PROVISIONS
     27. Plaintiffs represent and warrant that they are Atmel stockholders and have been Atmel stockholders at all relevant times, and that none of their claims or causes of action that are referred to in this Stipulation or that could have been asserted in the Shareholder Actions have been assigned, encumbered, or in any manner transferred in whole or in part.
     28. This Stipulation may be executed in counterparts by facsimile, imaging or original signature by any of the signatories hereto and as so executed shall constitute one agreement.

     29. This Stipulation and the Settlement contemplated by it, and all disputes arising out of or relating thereto, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles. The Parties agree that any dispute arising out of or relating in any way to this Stipulation and/or the Settlement (i) shall be brought, heard and determined exclusively in the Court (provided that, in the event that subject matter jurisdiction is unavailable in the Court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware) and (ii) shall not be litigated or otherwise pursued in any other forum or venue. THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO DEMAND A JURY TRIAL AS TO ANY DISPUTE DESCRIBED IN THE PRECEDING SENTENCE.
     30. Each of the attorneys executing this Stipulation has been duly empowered and authorized by his/her respective client(s) to do so.
     31. This Stipulation constitutes and contains the entire agreement and understanding between the Parties concerning the settlement of the Shareholder Actions, and supersedes and replaces all prior negotiations and representations, and all agreements proposed or otherwise, whether written or oral, concerning the settlement of the Shareholder Actions. This Stipulation may not be amended, modified, superseded, changed, or cancelled, and the terms and conditions hereof may not be waived, except by a written instrument signed by each of the Parties expressly stating that it is intended to modify this Stipulation. Each Party agrees that, in interpreting and applying the terms and provisions of this Stipulation, no Party shall be deemed the drafter of any provision, and that no presumption shall exist or be implied for or against any Party as a result of who drafted any provision.

     32. This Stipulation, and the rights and duties of the parties under this Stipulation, are binding upon the parties and also shall inure to the benefit of and be binding upon their successors and assigns.
     33. All of the exhibits attached hereto are incorporated by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.
     34. The waiver by any Party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach of this Stipulation, whether prior, subsequent or contemporaneous.
     IN WITNESS WHEREOF, the Parties intending to be legally bound, have caused this Stipulation to be executed and delivered as of the date first written above.
[Intentionally left blank]

GRANT & EISENHOFER P.A.		BOUCHARD, MARGULES &
FRIEDLANDER, P.A.

BY:	/s/ Megan D. McIntyre	BY:	/s/ Andre G. Bouchard

Stuart M. Grant (Del. I.D. No. 2526)		Andre G. Bouchard (Del. ID No. 2504)
Megan D. McIntyre (Del. I.D. No. 3307)		Joel Friedlander (Del. ID No. 3163)
Diane T. Zilka (Del. I.D. No. 4344)		222 Delaware Avenue, Suite 1400
1201 North Market Street		Wilmington, DE 19801
Wilmington, DE 19801		Tel: (302) 573-3500
(302) 622-7000

BERNSTEIN LITOWITZ BERGER		Counsel for the Individual Defendants and Atmel Corporation
& GROSSMANN LLP

BY:	/s/ Mark Lebovitch

Mark Lebovitch
Amy Miller
Jeroen Van Kwawegen
1285 Avenue of the Americas
New York, NY 10019

Co-Lead Counsel for Plaintiff LAMPERS and the Settlement Class in the Delaware Action

LEVI & KORSINSKY, LLP

BY:	/s/ Eduard Korsinsky

Eduard Korsinsky
30 Broad Street — 15th Floor
New York, NY 10004
(212) 363-7500

LAW OFFICE OF DAVID E. BOWER

BY:	/s/ David E. Bower

David E. Bower (SBN 119546)
600 Corporate Pointe, Suite 1170
Culver City, CA 90230-7600
(310) 839-0442

Counsel for Plaintiff Zucker and the Settlement Class in the California Action
#412099.7

EXHIBIT A
IN THE COURT OF THE CHANCERY OF THE STATE OF DELAWARE

IN RE ATMEL CORPORATION SHAREHOLDERS LITIGATION	CONSOLIDATED Civil Action No. 4161-CC
SCHEDULING ORDER
     The parties to the above-captioned action (the “Delaware Action”) having applied pursuant to Delaware Court of Chancery Rule 23(e) for an order for notice and scheduling of a hearing with respect to the proposed settlement of the Delaware Action in accordance with the Stipulation and Agreement of Compromise, Settlement and Release entered into by the Parties on November 6, 2009 (the “Stipulation”), which, together with the Exhibits thereto, sets forth the terms and conditions for the proposed Settlement of the Shareholder Actions, and which provides for ultimate dismissal of the Shareholder Actions with prejudice,
     NOW, THEREFORE, this                      day of                                         , 2009, upon application of the parties, IT IS HEREBY ORDERED that:
     1. Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.
     2. Solely for purposes of the Settlement, the Delaware Action shall be preliminarily maintained as a non-opt-out class action pursuant to Chancery Court Rules 23(a), 23(b)(1), and 23(b)(2) on behalf of all Persons (excluding Defendants, their immediate families, heirs and assigns, and those in privity with them) who owned common stock of Atmel Corporation, as record or beneficial holders, at any time from October 2, 2008, through and including November 6, 2009 (the “Settlement Class”). The

Court preliminarily certifies the Louisiana Municipal Police Employees’ Retirement System as Class representative (“Class Plaintiff”). The law firms of Grant & Eisenhofer P.A. and Bernstein Litowitz Berger & Grossmann LLP are preliminarily certified as the Co-Lead Counsel for Class Plaintiff and the Settlement Class (collectively, “Co-Lead Counsel”).
     3. A hearing (the “Settlement Hearing”) shall be held on                                         , 2010 at                      .m., at the Court of Chancery, 34 The Circle, Georgetown, Delaware 19947 to:
a.	determine whether the preliminary certifications herein should be made final;

b.	determine whether LAMPERS and its counsel have adequately represented the Settlement Class;

c.	determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Settlement Class;

d.	determine whether an Order and Final Judgment should be entered pursuant to the Stipulation;

e.	hear and determine any objections to the Settlement or the application of Co-Lead Counsel for an award of attorneys’ fees and expenses;

f.	consider the application of Co-Lead Counsel for an award of attorneys’ fees and expenses; and

g.	rule on such other matters as the Court may deem appropriate.
     4. The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees,

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without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.
     5. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the Settlement Class.
     6. At least forty-five (45) days prior to the Settlement Hearing, Atmel shall cause a Notice Of Pendency Of Class Action, Proposed Class Action Determination, Proposed Settlement Of Class Action, Settlement Hearing, and Right To Appear (the “Notice”), substantially in the form annexed as Exhibit B to the Stipulation, to be published by means of (a) a press release substantially in the form attached as Exhibit D to the Stipulation which, together with the Stipulation and Notice, shall be made available on the Company’s website until the expiration date of the time for filing a notice of appeal from the Final Judgment, and (b) a Form 8-K filing with the Securities and Exchange Commission that includes the press release referred to above, the Stipulation, and the Notice.
     7. The form and method of notice specified herein is the best notice practicable and shall constitute due and sufficient notice of the Settlement Hearing to all persons entitled to receive such a notice, and fully satisfies the requirements of due process, Delaware Court of Chancery Rule 23, and applicable law. Counsel for Atmel shall, at least ten (10) days prior to the date of the Settlement Hearing directed herein, file with the Court of Chancery proof of publication of the Notice in accordance with Paragraph 6.

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     8. Confirmatory discovery of the Defendants, as set forth in the Stipulation, shall be concluded by Co-Lead Counsel on or before the date on which the Notice is published in accordance with Paragraph 6.
     9. All proceedings in the Shareholder Actions, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Settlement should be approved, Plaintiff Releasors and any of them are enjoined and barred from pursuing or prosecuting any Settled Plaintiffs’ Claims, and from instituting or commencing any action or proceeding or otherwise suing any of the Released Persons for any Settled Plaintiffs’ Claims, and Defendant Releasors and any of them are enjoined and barred from pursuing or prosecuting any Settled Defendants’ Claims, and from instituting or commencing any action or proceeding or otherwise suing any Plaintiffs, Settlement Class Members or their counsel.
     10. Any Settlement Class Member who objects to the Settlement, certification of the Settlement Class, the Order and Final Judgment to be entered in the Delaware Action, and/or Co-Lead Counsel’s application for an award of attorneys’ fees and expenses, or who otherwise wishes to be heard, may appear in person or by his or her attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no person other than Co-Lead Counsel and counsel for the Defendants in the Delaware Action shall be heard and no papers, briefs, pleadings, or other documents submitted by any Class member shall be considered by the Court unless, not later than ten (10) calendar days prior to the

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Settlement Hearing directed herein (a) a written notice of intention to appear; (b) proof of membership in the Settlement Class; (c) a detailed statement of the Settlement Class Member’s objections to any matters before the Court; and (d) the grounds therefor or the reasons why such Settlement Class Member desires to appear and be heard, as well as all documents or writings such person desires the Court to consider, are filed by such person with the Court of Chancery and, on or before such filing, served by hand, email or overnight delivery on the following counsel of record:
Diane Zilka
Grant & Eisenhofer P.A.
1201 North Market Street
Wilmington, DE 19801
dzilka@gelaw.com
Andre G. Bouchard
Bouchard, Margules & Friedlander, P.A.
222 Delaware Avenue, Suite 1400
Wilmington, DE 19801
abouchard@bmf-law.com
     11. Any Settlement Class Member who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.
     12. The Stipulation and any negotiations, statements, or proceedings in connection therewith, shall not be deemed a presumption, concession, or admission by any Party of any fault, liability, or wrongdoing or lack of any fault, liability, or wrongdoing, as to any facts or claims alleged or asserted in the Shareholder Actions, or any other actions or proceedings, and shall not be interpreted, construed, deemed,

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invoked, or offered, revealed in evidence, or otherwise used by any Person in the Shareholder Actions or in any other action or proceeding, whether civil, criminal, or administrative, except in connection with any proceeding to enforce the terms of this Settlement. Notwithstanding the foregoing, any of the Released Persons may file the Stipulation or any judgment or order of the Court related hereto, in the California Action, or any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.
     13. If the Settlement is approved by the Court following the Settlement Hearing, an Order and Final Judgment will be entered as described in the Stipulation.
     14. If the Settlement does not receive Final Court Approval, the Parties shall revert to their respective litigation positions as if the Stipulation, and all negotiations, discussions and proceedings in connection therewith, never existed, except for Atmel’s obligation to pay for any expenses incurred in connection with the Notice and administration provided for by this Scheduling Order.
     15. The Court may, for good cause, extend any of the deadlines set forth in this Order without further notice to Class members.

The Honorable William B. Chandler
Chancellor

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EXHIBIT B
IN THE COURT OF THE CHANCERY OF THE STATE OF DELAWARE

IN RE ATMEL CORPORATION SHAREHOLDERS LITIGATION	CONSOLIDATED Civil Action No. 4161-CC
NOTICE OF PENDENCY OF CLASS ACTION,
PROPOSED CLASS ACTION DETERMINATION,
PROPOSED SETTLEMENT OF CLASS ACTION,
SETTLEMENT HEARING, AND RIGHT TO APPEAR
TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF ATMEL CORPORATION COMMON STOCK AT ANY TIME DURING THE PERIOD FROM AND INCLUDING OCTOBER 2, 2008 THROUGH AND INCLUDING NOVEMBER 6, 2009.

PLEASE READ ALL OF THIS NOTICE CAREFULLY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS ACTION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT OR PURSUING THE SETTLED PLAINTIFFS’ CLAIMS (AS DEFINED HEREIN).

IF YOU HELD OR TENDERED THE COMMON STOCK OF ATMEL CORPORATION FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
I. PURPOSE OF NOTICE
     The purpose of this Notice is to inform you of the proposed settlement (the “Settlement”) of the above-captioned lawsuit (the “Delaware Action”) by and between the parties to the action pending in the Court of Chancery of the State of Delaware (the “Court”), and by and between the parties in certain litigation described below pending in the Superior Court of the State of California (the “California Action”) (together, the Delaware Action and the California Action are referred to herein as the “Shareholder Actions”). This Notice also informs you of the Court’s certification of a Settlement Class (as defined below) for purposes of the Settlement, and notifies you of your right to

participate in a hearing to be held on                                           , 2009 at                       .m. EDT, before the Court at 34 The Circle, Georgetown, Delaware 19947 (the “Settlement Hearing”) to determine whether the Court should approve the Settlement as fair, reasonable, adequate, and in the best interests of the Settlement Class, to determine whether Class Plaintiff Louisiana Municipal Police Employees’ Retirement System (“LAMPERS” or “Class Plaintiff”) and its counsel have adequately represented the interests of the Settlement Class in the Delaware Action, and to consider other matters, including a request by Co-Lead Counsel (defined below) for an award of attorneys’ fees and reimbursement of expenses.
     The Court has determined that, for purposes of the Settlement only, the Delaware Action shall be preliminarily maintained as a non-opt-out class action pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2) by LAMPERS as Settlement Class representative, on behalf of all Persons1 (excluding Defendants, their immediate families, heirs and assigns, and those in privity with them) who owned common stock of Atmel Corporation, as record or beneficial holders, at any time from October 2, 2008, through and including November 6, 2009 (the “Settlement Class”). At the Settlement Hearing, among other things, the Court will consider whether the Settlement Class should be finally certified pursuant to Court of Chancery Rule 23 and whether LAMPERS and its counsel have adequately represented the Settlement Class.

[1]	Capitalized terms defined herein as well as those not defined herein are intended to have the same meanings set forth in the Stipulation and Agreement of Compromise, Settlement and Release, which contains the complete terms of the Settlement.

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     This Notice describes the rights you may have under the Settlement and what steps you may, but are not required to, take in relation to the Settlement.
     If the Court approves the Settlement, the parties to the Delaware Action will ask the Court at the Settlement Hearing to enter an Order and Final Judgment (the “Final Judgment”) dismissing the Delaware Action with prejudice on the merits.
THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.
II. BACKGROUND OF THE SHAREHOLDER ACTIONS
     The Shareholder Actions arise out of a joint proposal that Microchip Technology Incorporated (“Microchip”) and ON Semiconductor Corporation (“ON Semi”) publicly announced on October 2, 2008, to acquire Atmel Corporation (“Atmel” or the “Company”) for $5.00 per share in cash, subject to certain conditions (the “Acquisition Proposal”).
     On October 29, 2008, Atmel announced that its Board of Directors (the “Board”) had rejected the Acquisition Proposal.
     On November 7, 2008, Microchip received clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 to acquire over 50% of Atmel’s shares.
     On November 10, 2008, the Board adopted an amendment (the “Amendment”) to the Company’s Amended and Restated Preferred Shares Rights Agreement, dated as of October 18, 1999 (the “Current Rights Agreement”). The Amendment expanded the

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definition of “Beneficial Ownership” to include “Derivatives Transactions” in determining whether a person is an “Acquiring Person” under the Current Rights Agreement and lowered the threshold to become an “Acquiring Person” from 20% to 10% for any person or group that made a “Takeover Proposal” on or after October 1, 2008.
     On November 13, 2008, Lawrence Zucker (“Zucker”) filed the California Action alleging shareholder class and derivative claims against Steven Laub, Tsung-Ching Wu Ph.D., David Sugishita, Charles Carinalli, Papken Der Torossian, Jack L. Saltich, and Dr. Edward Ross (the “Individual Defendants”) and the Company (collectively, the “Defendants”) for breach of fiduciary duty, abuse of control, gross mismanagement and corporate waste relating to the Company’s response to the Acquisition Proposal.
     On November 14, 2008, LAMPERS filed a shareholder class action complaint captioned LAMPERS v. Laub et al., C.A. No. 4161-CC (“LAMPERS Action”), alleging that the Individual Defendants had breached their fiduciary duties to Atmel’s shareholders by refusing to respond in good faith to the Acquisition Proposal and by adopting the Amendment.
     On November 18, 2008, ON Semi and Microchip announced their withdrawal of the Acquisition Proposal.
     On February 2, 2009, LAMPERS filed a Motion For Injunctive Relief seeking a permanent injunction or, in the alternative, a preliminary injunction, to invalidate the Amendment on the grounds, inter alia, that the language of the Amendment regarding

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“Derivatives Contracts” is unenforceably vague and the Individual Defendants’ adoption of the Amendment constituted a breach of fiduciary duty.
     On February 18, 2009, the Court consolidated the LAMPERS Action with two actions that had previously been filed in this Court, captioned Kuhn v. Atmel Corporation et al., C.A. No. 4092-CC and Gebhardt v. Atmel Corporation et al., C.A. No. 4094-CC, appointed the law firms of Grant & Eisenhofer, P.A. and Bernstein Litowitz Berger & Grossmann LLP as co-lead counsel (“Co-Lead Counsel”) for the plaintiffs in the consolidated action, and designated LAMPERS’s complaint as the operative complaint in the Delaware Action.
     The relief sought by Zucker and LAMPERS (together, “Plaintiffs”) in the Shareholder Actions includes, inter alia, a declaratory judgment that the Individual Defendants breached their fiduciary duties, injunctive relief invalidating the Amendment, and an award of damages, attorneys’ fees and expenses.
     On March 12, 2009, the Superior Court of the State of California entered a stay of the California Action.
     On May 19, 2009, the Court denied LAMPERS’s Motion For Injunctive Relief and indicated that the parties should confer on a schedule that would enable the trial of the Delaware Action to occur before the end of October 2009.
     On June 2, 2009, LAMPERS filed an Amended Verified Class Action Complaint (“Amended Complaint”) in the Delaware Action which, inter alia, included a new Count II seeking a declaration that the Amendment is invalid and unenforceable.

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     On June 9, 2009, the Court entered a Scheduling Order in the Delaware Action providing for completion of fact discovery by August 26, 2009, completion of expert discovery by September 25, 2009, and a trial date of October 27, 2009.
     In June, 2009, the parties to the Delaware Action served extensive document requests, interrogatories and requests for admissions, and LAMPERS served a document subpoena on Atmel.
     On June 18, 2009, the Individual Defendants filed a Motion to Dismiss Count II of the Amended Complaint and on June 19, 2009, filed their Answer to the Amended Complaint.
     On July 10, 2009, the Court entered a Revised Scheduling Order in the Delaware Action setting forth a briefing schedule on the Individual Defendants’ Motion to Dismiss Count II of the Amended Complaint and providing for completion of fact discovery by October 9, 2009, completion of expert discovery by November 9, 2009, and a trial date of December 14, 2009.
     On July 27, 2009, LAMPERS filed its Memorandum of Law in Opposition to Defendants’ Motion to Dismiss Count II of the Amended Complaint.
     In early August 2009, the parties to the Delaware Action agreed to an informal stay of the proceedings in the Delaware Action while they continued to pursue settlement discussions that had commenced in early June 2009.
     In September 2009, the Company produced documents in the Delaware Action relating to the Board’s consideration of the Acquisition Proposal and adoption of the Amendment;

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     On September 14, 2009, following extensive arm’s-length settlement negotiations, Atmel and the parties to the Shareholder Actions entered into a memorandum of understanding (“MOU”) setting forth an agreement-in-principle to resolve the Shareholder Actions on the terms and conditions set forth therein, which are described below. The MOU provided, among other things, that the Board shall immediately pass a resolution pursuant to its powers under Section 29 of the Current Rights Agreement, which was set to expire on October 15, 2009, interpreting Section 1(d)(iv) of the Current Rights Agreement, including any extension thereof, to clarify that (i) the term “Derivatives Contract” excludes interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; and (ii) to qualify as or constitute a “Derivatives Contract,” a contractual arrangement must include or reference a number of “Notional Common Shares” (the “Resolution”).
     On September 14, 2009, the Board adopted the Resolution. On September 15, 2009, counsel in the Delaware Action informed the Court during a teleconference that Atmel and the parties in the Delaware Action had entered the MOU and that the Resolution had been adopted. On September 18, 2009, pursuant to the MOU, Atmel filed a Form 8-K with the Securities and Exchange Commission disclosing, among other things, the adoption of the Resolution.
     Zucker considered the terms and conditions of the Settlement and, believing the Settlement to be fair, reasonable, adequate, and in the best interest of Atmel and of the

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class in the California Action, agreed to dismiss the California Action in its entirety, with prejudice, in consideration of the Settlement.
     On November 6, 2009, the parties to the Shareholder Actions entered into a Stipulation and Agreement of Compromise, Settlement and Release (“Stipulation”) that, among other things, memorialized the terms of the MOU. On November         , 2009, the parties submitted the Stipulation to the Court. On November         , 2009, the Court entered a scheduling order (the “Scheduling Order”) that preliminarily, for purposes of the Settlement only, certified the Settlement Class.
III. THE SETTLEMENT AND PARTICIPATION IN THE SETTLEMENT
     In consideration for the Settlement (including any claim for attorneys’ fees) and the release of the Settled Plaintiffs’ Claims and Settled Defendants’ Claims (defined in Section IV below), the following actions have occurred or, as appropriate, will occur:
(a) If, prior to September 14, 2012, the Company adopts a new stockholder rights plan (the “New Rights Plan”) that includes a “Derivative Contract” within the definition of “Beneficial Ownership” (the “New Derivative Rights Plan”), the Company shall clarify that: (i) the term “Derivatives Contract” excludes interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority; and (ii) to qualify as or constitute a “Derivatives Contract,” a contractual arrangement must include or reference a number of “Notional Common Shares.”

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(b) Pursuant to its powers under Section 29 of the Current Rights Agreement, the Board has passed a resolution interpreting Section 1(d)(iv) of the Current Rights Agreement, including any extension thereof, consistent with the foregoing paragraph (a) (as defined above, the “Resolution”). On September 18, 2009, the Company publicized the adoption of the Resolution by issuing a Form 8-K, which was reviewed and commented on by Plaintiffs’ counsel in the Shareholder Actions. The obligation of the Company to interpret Section 1(d)(iv) of the Current Rights Agreement as set forth in the Resolution became effective pending Court approval of the Settlement, but shall terminate in the event the Settlement shall not be so approved.
(c) If, prior to September 14, 2012, the Company shall (i) adopt a New Derivative Rights Plan with an expiration date beyond the date of the Company’s 2010 annual meeting of stockholders, or (ii) extend the expiration date of the Current Rights Agreement beyond the date of the Company’s 2010 annual meeting of stockholders,2 then the Company shall include a proposal for a stockholder advisory vote on the provision including Derivative Contracts in the definition of Beneficial Ownership in its proxy statement for the first annual meeting occurring more than 45 days after the date of such action. The stockholder vote shall not be binding on the Company or its Board, shall not be deemed to be a condition to the effectiveness of the New Derivative Rights Plan,

[2]	Because the Current Rights Agreement expired on October 15, 2009, the provisions relating thereto are no longer operative.

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and shall not be construed as overruling a decision by such Board, nor to create or imply any additional fiduciary duty by such Board.
Other than as expressly set forth in Section III (a)-(c) above, nothing in the Settlement shall be deemed to constrain in any respect the ability of the Company and/or its Board to respond to any proposed acquisition or other transaction or to adopt or amend a stockholders rights plan in accordance with applicable Delaware law.
     Atmel has assumed administrative responsibility for and will pay all reasonable costs and expenses related to preparing and disseminating this Notice in accordance with the Stipulation. If you are a member of the Settlement Class (“Settlement Class Member”), you will be bound by any judgment entered in the Delaware Action whether or not you actually receive this Notice. You may not opt out of the Settlement Class.
IV. DISMISSAL AND RELEASE OF CLAIMS
     The Stipulation provides that, subject to Court approval of the Settlement, and in consideration of the benefits provided by the Settlement:
     (a) The Shareholder Actions and the claims asserted therein on behalf of the Settlement Class shall be dismissed on the merits with prejudice (and without costs to any party), except as provided therein.
     (b) There will be a release of “Settled Plaintiffs’ Claims,” which means any and all actual or potential claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, decrees, duties, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, suits, matters, issues and controversies of any kind, nature or description whatsoever (including any claims for costs, attorneys’ fees or

10

expenses), whether known or unknown (including any “Unknown Claims”), contingent or absolute, suspected or unsuspected, apparent or not apparent, foreseen or unforeseen, mature or not yet mature, accrued or unaccrued, liquidated or not liquidated, disclosed or undisclosed, and whether individual, class, direct, derivative, representative, legal, equitable or of any other type, and whether based on or arising under federal, state, local, statutory, regulatory or common law or any other law, rule or regulation (including the law of any jurisdiction outside of the United States and including any claims under the federal securities laws within the exclusive jurisdiction of the federal courts), that Plaintiff Releasors (as defined below), in their capacity as shareholders of the Company, ever had, now have or may have, that, now or hereafter, are based upon, arise out of, relate to, or involve, directly or indirectly, any of the allegations, facts, practices, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, claims or any other matter, thing or cause whatsoever, or any series thereof, that were or could have been alleged, asserted, claimed, embraced, involved, set forth, or referred to in the Shareholder Actions, including any and all claims that are based upon, arise out of, relate in any way to, or involve, directly or indirectly, the Acquisition Proposal, the response to the Acquisition Proposal and the Amendment. The Settled Plaintiffs’ Claims do not include any claims arising from the performance or non-performance of the Settlement terms.
     (c) There will be a release of “Settled Defendants’ Claims,” which means any and all actual or potential claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, decrees, duties, costs, debts, expenses, interest,

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penalties, sanctions, fees, attorneys’ fees, suits, matters, issues and controversies of any kind, nature or description whatsoever (including any claims for costs, attorneys’ fees or expenses), whether known or unknown (including any “Unknown Claims”), contingent or absolute, suspected or unsuspected, apparent or not apparent, foreseen or unforeseen, mature or not yet mature, accrued or unaccrued, liquidated or not liquidated, disclosed or undisclosed, and whether based on or arising under federal, state, local, statutory or common law or any other law, rule or regulation (including the law of any jurisdiction outside of the United States and including any claims under the federal securities laws within the exclusive jurisdiction of the federal courts), that have been or could have been asserted in the Shareholder Actions or any other forum by the Defendant Releasors (as defined below) which relate to or arise out of the filing, prosecution or settlement of the Shareholder Actions. The Settled Defendants’ Claims do not include any claims arising from the performance or non-performance of the Settlement terms.
     (d) Plaintiff Releasors and Defendant Releasors shall be deemed to waive, and shall waive and relinquish to the fullest extent permitted by law any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a Person’s release of Unknown Claims. Further, (i) Plaintiff Releasors and Defendant Releasors shall be deemed to waive, and shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW

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OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR;
(ii) Plaintiff Releasors and Defendant Releasors also shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542; and (iii) Plaintiffs, on behalf of the Plaintiff Releasors, and Defendants, on behalf of Defendant Releasors, acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the Settled Plaintiffs’ Claims or the Settled Defendants’ Claims, but that it is their intention to fully, finally and forever settle and release any and all claims released hereby, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts.
     (e) As used in the releases, the following terms have the following definitions:
          (1) “Defendant Releasors” means the Individual Defendants, individually and collectively, on behalf of themselves, their heirs, executors, administrators, agents, successors and assigns, immediate and remote, and any person they represent.
          (2) “Plaintiff Releasors” means Plaintiffs and any and all members of the Settlement Class on behalf of themselves, their heirs, executors, administrators, agents, successors in interest, predecessors, assigns or transferees, immediate and remote,

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and any person or entity they represent, and any person or entity acting for or on behalf of, or claiming under, any of them.
          (3) “Unknown Claims” means any and all claims that any Plaintiff or any Settlement Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Settled Plaintiffs’ Claims against the Released Persons, and any and all claims that any Defendant does not know or suspect to exist in his, her or its favor at the time of the release of the Settled Defendants’ Claims against Plaintiffs, the Settlement Class Members and their counsel, which, if known, might have affected the decision to enter into the release or to object or not to object to the Settlement.
V. REASONS FOR THE SETTLEMENT
     Co-Lead Counsel have reviewed and analyzed the facts and circumstances relating to the claims asserted in the Delaware Action, as known by LAMPERS and Co-Lead Counsel to date, including conducting confirmatory discovery, conducting discussions with counsel to Defendants, and analyzing documents obtained through publicly available sources, applicable case law, and other authorities. Based on this investigation, LAMPERS has decided to enter into the Stipulation and settle the Delaware Action, after taking into account, among other things, (1) the substantial benefits to members of the Settlement Class from the litigation of the Delaware Action and the Settlement; (2) the risks of continued litigation in the Delaware Action and the uncertainty of its outcome; (3) the probability of success on the merits and the allegations in the Delaware Action, including the uncertainty relating to the proof of those allegations; (4) the desirability of permitting the Settlement to be consummated as

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provided by the terms of the Stipulation; and (5) the conclusion of Co-Lead Counsel that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of LAMPERS and the Settlement Class.
     Counsel for Zucker in the California Action has reviewed and analyzed the facts and circumstances relating to the claims asserted in the California Action, as known by Zucker and his counsel to date, including conducting confirmatory discovery, conducting discussions with counsel to Defendants, and analyzing documents obtained through publicly available sources, applicable case law, and other authorities. Based on this investigation, Zucker has decided to enter into the Stipulation and settle the California Action, after taking into account, among other things, (1) the substantial benefits to members of the Settlement Class from the litigation of the California Action and the Settlement; (2) the risks of continued litigation in the California Action and the uncertainty of the outcome of the California Action; (3) the probability of success on the merits and the allegations in the California Action, including the uncertainty relating to the proof of those allegations; (4) the desirability of permitting the Settlement to be consummated as provided by the terms of the Stipulation; and (5) the conclusion of counsel for Zucker that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of Zucker and the Settlement Class.
     Defendants have denied, and continue to deny, any wrongdoing or liability with respect to all claims, events, and transactions complained of in the Shareholder Actions and deny that any of the claims Plaintiffs have asserted in the Shareholder Actions has

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any legal merit. Defendants have entered into the Settlement solely to eliminate the burden, risk and expense of further litigation.
VI. APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES
     Concurrent with seeking approval of the Settlement, Co-Lead Counsel shall apply to the Court for an award of attorneys’ fees and reimbursement of expenses to Plaintiffs’ counsel in an amount not to exceed $950,000. Defendants shall not oppose an application by Co-Lead Counsel for an award of attorneys’ fees and expenses to the extent that such application does not exceed $950,000 in the aggregate. No other application for attorneys’ fees and expenses shall be filed, and Plaintiffs’ counsel expressly waives any right to seek any award of fees and expenses except as provided in the Stipulation.
     Subject to entry of the Final Judgment as provided for below, and pursuant to its pre-existing obligations to indemnify the Individual Defendants, Atmel has agreed to pay Plaintiffs’ counsel such attorneys’ fees and expenses as the Court may award, up to $950,000 (the “Fee Award”). The Fee Award is subject to Final Court Approval, which means that the Court has entered a Final Judgment approving the Settlement and that such Final Judgment is finally affirmed on appeal or is no longer subject to appeal and the time for any petition for reargument, appeal or review, by certiorari or otherwise, has expired. The Fee Award is in consideration of the release of claims against the Individual Defendants provided for in the Stipulation.

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VII. CLASS ACTION DETERMINATION
     The Court has ordered that, for purposes of the Settlement only, the Action shall be preliminarily maintained as a class action by LAMPERS as the Settlement Class representative, pursuant to Chancery Court Rules 23(a), 23(b)(l), and 23(b)(2), with the Class defined as set forth above.
     Inquiries or comments about the Settlement may be directed to the attention of counsel for Class Plaintiff as follows:
Diane Zilka
Grant & Eisenhofer P.A.
1201 North Market Street
Wilmington, DE 19801
VIII. SETTLEMENT HEARING
     The Court has scheduled a Settlement Hearing, which will be held on ___, 2009 at ___.m. EDT, at the Court of Chancery, 34 The Circle, Georgetown, Delaware 19947 to: (a) determine whether the preliminary certifications discussed herein should be made final; (b) determine whether LAMPERS and its counsel have adequately represented the Settlement Class: (c) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Settlement Class; (d) determine whether an Order and Final Judgment should be entered pursuant to the Stipulation; (e) consider the application of Co-Lead Counsel for an award of attorneys’ fees and expenses; (f) hear and determine any objections to the Settlement or the application of Co-Lead Counsel for an award of attorneys’ fees and expenses; and (g) rule on such other matters as the Court may deem appropriate.

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     The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof. The Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the Settlement Class.
IX. RIGHT TO APPEAR AND OBJECT
     Any Settlement Class Member who objects to the Settlement, certification of the Settlement Class, the Final Judgment to be entered in the Delaware Action, and/or Co-Lead Counsel’s application for an award of attorneys’ fees and expenses, or who otherwise wishes to be heard, may appear in person or by his or her or its attorney at the Settlement Hearing. If you want to do so, however, you must, not later than ten (10) calendar days prior to the Settlement Hearing, file with the Register in Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801: (a) a written notice of intention to appear; (b) proof of membership in the Settlement Class; (c) a detailed statement of the Settlement Class Member’s objections to any matters before the Court; and (d) the grounds therefor or the reasons why such Settlement Class Member desires to appear and be heard, as well as all documents or writings such person desires the Court to consider. Also, on or before the date you file such papers, you must serve them by hand, email or overnight mail on the following counsel of record:

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Diane Zilka
Grant & Eisenhofer P.A.
1201 North Market Street
Wilmington, DE 19801
dzilka@gelaw.com
Andre G. Bouchard
Bouchard, Margules & Friedlander, P.A.
222 Delaware Avenue, Suite 1400
Wilmington, DE 19801
abouchard@bmf-law.com
     Any Settlement Class Member who does not object to the Settlement, the Settlement Class action determination, or the request by Co-Lead Counsel for an award of attorneys’ fees or expenses need not do anything at this time.
     Unless the Court otherwise directs, no person will be entitled to object to the approval of the Settlement, the certification of the Settlement Class or the Final Judgment to be entered in the Delaware Action, or otherwise to be heard, except by serving and filing written objections as described above.
     Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including the right to appeal) and will be forever barred from raising such objection in this or any other action or proceeding.
X. ORDER AND FINAL JUDGMENT OF THE COURT
     If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Settlement Class, the parties will ask the Court to enter an Order and Final Judgment, which will, among other things:

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     1. approve the Settlement and adjudge the terms thereof to be fair, reasonable, adequate, and in the best interests of the Settlement Class, pursuant to Chancery Court Rule 23(e);
     2. authorize and direct the performance of the Settlement in accordance with its terms and conditions; and
     3. dismiss the Delaware Action with prejudice on the merits, release all the Released Persons from the Settled Plaintiffs’ Claims, and release Plaintiffs, the Settlement Class Members and their counsel from the Settled Defendants’ Claims.
XI. SCOPE OF THE NOTICE
     This Notice is not all-inclusive. The references in this Notice to the pleadings in the Delaware Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Delaware Action, claims which have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Settlement Class are referred to the Court files in the Delaware Action. You or your attorney may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. Questions or comments may be directed to Co-Lead Plaintiff:
Diane Zilka
Grant & Eisenhofer P.A.
1201 North Market Street
Wilmington, DE 19801

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DO NOT WRITE OR TELEPHONE THE COURT.
Dated:                                         , 2009

BY ORDER OF THE COURT

Register in Chancery
#416010.4

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EXHIBIT C
IN THE COURT OF THE CHANCERY OF THE STATE OF DELAWARE

IN RE ATMEL CORPORATION SHAREHOLDERS LITIGATION	CONSOLIDATED Civil Action No. 4161-CC
ORDER AND FINAL JUDGMENT
     A hearing having been held before this Court (the “Court”) on                                         , 2010, pursuant to the Court’s Order of                                    , 2009 (the “Scheduling Order”), upon a Stipulation and Agreement of Compromise, Settlement and Release, filed on November 6, 2009 (the “Stipulation”) providing for the settlement (the “Settlement”) of the above-captioned action (the “Delaware Action”), that was joined and consented to by all the parties to the Shareholder Actions, which Scheduling Order and Stipulation are incorporated herein by reference; it appearing that due notice of said hearing was given in accordance with the aforementioned Scheduling Order and that said notice was adequate and sufficient; and the parties having appeared by their attorneys of record; and the attorneys for the respective parties having been heard in support of the Settlement of the Shareholder Actions; and an opportunity to be heard having been given to all other persons desiring to be heard as provided in the notice; and the entire matter of the Settlement having been considered by the Court,
     IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this                       day of               , 20        , as follows:
     1. Unless otherwise defined herein, all defined terms shall have the meanings as set forth in the Stipulation.

     2. The Notice Of Pendency Of Class Action, Proposed Class Action Determination, Proposed Settlement Of Class Action, Settlement Hearing, and Right To Appear (the “Notice”) has been given to the Settlement Class (as defined therein) pursuant to and in the manner directed by the Scheduling Order; proof of publication of the Notice was filed with the Court; and full opportunity to be heard has been offered to all parties, the Settlement Class, and persons in interest. The form and manner of the Notice is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Delaware Court of Chancery Rule 23, due process, and applicable law, and it is further determined that all members of the Settlement Class are bound by the Order and Final Judgment herein.
     3. Based on the record in the Delaware Action, each of the provisions of Delaware Court of Chancery Rule 23 has been satisfied and the Delaware Action has been properly maintained according to the provisions of Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2). Specifically, this Court finds that (a) the Settlement Class is so numerous that joinder of all members is impracticable; (b) there are questions of law and fact common to the Settlement Class; (c) the claims of the Louisiana Municipal Employees’ Retirement System (“LAMPERS” or “Class Plaintiff”) as representative plaintiff are typical of the claims of the Settlement Class; and (d) the Class Plaintiff and its counsel have fairly and adequately protected and represented the interests of the Settlement Class.

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     4. The Delaware Action is hereby finally certified as a non-opt-out class action, pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), on behalf of all Persons (excluding Defendants, their immediate families, heirs and assigns, and those in privity with them) who owned common stock of Atmel Corporation, as record or beneficial holders, at any time from and including October 2, 2008, through and including November 6, 2009 (the “Settlement Class”). Further, LAMPERS is finally certified as representative for the Settlement Class, and the law firms of Grant & Eisenhofer P.A. and Bernstein Litowitz Berger & Grossmann LLP (collectively, “Co-Lead Counsel”) are finally certified as Co-Lead Counsel for Class Plaintiff and the Settlement Class.
     5. The Settlement is found to be fair, reasonable, adequate, and in the best interests of the Settlement Class, and is hereby approved pursuant to Delaware Court of Chancery Rule 23(e). The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Register in Chancery is directed to enter and docket this Order and Final Judgment.
     6. This Court has jurisdiction over the subject matter of the Delaware Action, including all matters necessary to effectuate the Settlement and this Order and Final Judgment and over all parties to the Delaware Action.
     7. The claims asserted in the Delaware Action on behalf of the Settlement Class are hereby dismissed on the merits with prejudice as to all Defendants and against

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Class Plaintiff and all Settlement Class Members, without costs, except as provided herein in paragraph 13 below.
     8. As provided for in the Stipulation, any and all actual or potential claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, decrees, duties, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, suits, matters, issues and controversies of any kind, nature or description whatsoever (including any claims for costs, attorneys’ fees or expenses), whether known or unknown (including any “Unknown Claims,” as defined in the Stipulation), contingent or absolute, suspected or unsuspected, apparent or not apparent, foreseen or unforeseen, mature or not yet mature, accrued or unaccrued, liquidated or not liquidated, disclosed or undisclosed, and whether individual, class, direct, derivative, representative, legal, equitable or of any other type, and whether based on or arising under federal, state, local, statutory, regulatory or common law or any other law, rule or regulation (including the law of any jurisdiction outside of the United States and including any claims under the federal securities laws within the exclusive jurisdiction of the federal courts), that Plaintiff Releasors (as defined in the Stipulation), in their capacity as shareholders of the Company, ever had, now have or may have, that, now or hereafter, are based upon, arise out of, relate to, or involve, directly or indirectly, any of the allegations, facts, practices, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, claims or any other matter, thing or cause whatsoever, or any series thereof, that were or could have been alleged, asserted, claimed, embraced, involved, set forth, or referred to in the Shareholder Actions, including any and all claims that are based upon,

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arise out of, relate in any way to, or involve, directly or indirectly, the Acquisition Proposal, the response to the Acquisition Proposal and the Amendment (except any claims arising from the performance or non-performance of the Settlement terms) (the “Settled Plaintiffs’ Claims”) are hereby fully, finally, and forever released, discharged, settled, relinquished, and dismissed with prejudice on the merits against the Released Persons (as defined in the Stipulation).
     9. As provided for in the Stipulation, any and all actual or potential claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, decrees, duties, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, suits, matters, issues and controversies of any kind, nature or description whatsoever (including any claims for costs, attorneys’ fees or expenses), whether known or unknown (including any “Unknown Claims,” as defined in the Stipulation), contingent or absolute, suspected or unsuspected, apparent or not apparent, foreseen or unforeseen, mature or not yet mature, accrued or unaccrued, liquidated or not liquidated, disclosed or undisclosed, and whether based on or arising under federal, state, local, statutory or common law or any other law, rule or regulation (including the law of any jurisdiction outside of the United States and including any claims under the federal securities laws within the exclusive jurisdiction of the federal courts), that have been or could have been asserted in the Shareholder Actions or any other forum by the Defendant Releasors (as defined in the Stipulation) which relate to or arise out of the filing, prosecution or settlement of the Shareholder Actions (except for any claims arising from the performance or non-performance of the Settlement terms) (the “Settled Defendants’

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Claims”) are hereby fully, finally, and forever released, discharged, settled, relinquished, and dismissed with prejudice on the merits against Plaintiffs, the Settlement Class Members, and their counsel.
     10. The Plaintiff Releasors and any of them are hereby permanently enjoined and barred from pursuing or prosecuting any Settled Plaintiffs’ Claims, and from instituting or commencing any action or proceeding or otherwise suing any of the Released Persons for any Settled Plaintiffs’ Claims.
     11. The Defendant Releasors and any of them are hereby permanently enjoined and barred from pursuing or prosecuting any Settled Defendants’ Claims, and from instituting or commencing any action or proceeding or otherwise suing any Plaintiffs, Settlement Class Members or their counsel for any Settled Defendants’ Claims.
     12. Neither the Stipulation, the Settlement, this Order and Final Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement (a) is or may be deemed to be or may be used as an admission of, or evidence of the validity or lack of validity of any released claims or any wrongdoing or liability of Defendants; (b) is or may be deemed to or may be used as an admission of, or evidence of, any fault or omission of any of the parties in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal; or (c) is or may be alleged or mentioned so as to contravene clause (a) above in any litigation or other action unrelated to the enforcement of the Stipulation. Notwithstanding the foregoing, any of the Released Persons may file the Stipulation or any judgment or order of the Court related hereto, in the California Action, or any other action that may be

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brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.
     13. Co-Lead Counsel is hereby awarded attorneys’ fees and expenses in the amount of $                 , which sum the Court finds to be fair and reasonable and which shall be paid to Co-Lead Counsel in accordance with the terms of the Stipulation.
     14. The effectiveness of the Order and Final Judgment and the obligations of Class Plaintiff, Co-Lead Counsel, the Settlement Class, and the Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal that relates solely to the issue of Co-Lead Counsel’s application for an award of attorneys’ fees and expenses.

The Honorable William B. Chandler
Chancellor
#416012.4

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EXHIBIT D
Press Release
SAN JOSE, Calif., Nov. ___, 2009/PRNewswire-FirstCall via COMTEX News Network/ — Atmel Corporation (Nasdaq: ATML) today announced that it has entered a Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”) to settle previously disclosed litigation regarding Atmel’s response to a subsequently-withdrawn acquisition proposal by Microchip Technology Inc. and ON Semiconductor Corporation, including Atmel’s adoption of an amendment to its Amended and Restated Preferred Shares Rights Agreement, dated as of October 18, 1999 (the “Rights Agreement”). The terms of the Stipulation are based on the terms of an agreement-in-principle set forth in a Memorandum of Understanding dated as of September 14, 2009, which Atmel announced in a September 18, 2009 Form 8-K.
The Stipulation provides, on behalf of a non-opt out class consisting of all record holders and beneficial owners of Atmel common stock at any time during the period from October 2, 2008 through and including November 6, 2009 (the “Settlement Class”), for the full settlement and release of all claims by or against Atmel and all of the defendants related to the allegations and/or matters set forth in three stockholder class actions consolidated under the caption In re Atmel Corporation Shareholders Litigation filed in the Court of Chancery of the State of Delaware (the “Court”), and a class and derivative action captioned Zucker v. Laub, et. al. filed in the Superior Court of the State of California (collectively, the “Shareholder Actions”). The suit pending before the Court alleged, among other things, that the definition of “Beneficial Ownership” and “Derivatives Contract” in the Rights Agreement (as amended) were vague and unenforceable under Delaware law. The settlement set forth in the Stipulation is subject to and conditioned upon obtaining final approval by the Court.
Under the Stipulation, Atmel agreed that if, prior to September 14, 2012, Atmel adopts a new stockholder rights plan that includes a “Derivative Contract” within the definition of “Beneficial Ownership” (a “New Derivative Rights Plan”), Atmel will clarify that (i) the term “Derivatives Contract” excludes interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stock approved for trading by the appropriate federal governmental authority; and (ii) to qualify as or constitute a “Derivatives Contract,” a contractual arrangement must include or reference a number of “Notional Common Shares.” On September 14, 2009, Atmel’s Board of Directors (the “Board”) passed a resolution interpreting Section 1(d)(iv) of the Rights Agreement (which defines the term “Beneficial Ownership”) consistent with the foregoing.
     In the Stipulation, Atmel also agreed that if, prior to September 14, 2012, Atmel adopts a New Derivative Rights Plan with an expiration date beyond the date of Atmel’s 2010 annual meeting of stockholders, then Atmel will include a proposal for a stockholder advisory vote on the provision including Derivative Contracts in the definition of Beneficial Ownership in its proxy statement for the first annual meeting occurring more than 45 days after the date of such action. Under the terms of the Stipulation, the stockholder vote will not be binding on Atmel or the Board, will not be deemed to be a condition to the effectiveness of the New Derivative Rights Plan, and will not be construed as overruling a decision by the Board, nor to create or imply any additional fiduciary duty by the Board. Atmel agreed to the same advisory vote provision if it extended the expiration date of the Rights Agreement beyond the date of the Company’s 2010 annual meeting of stockholders, but the Rights Agreement expired on October 15, 2009, making that provision no longer operative.
As part of the settlement, Atmel also has agreed not to oppose plaintiffs’ attorneys’ application to the Court for an award of fees and expenses up to a limit of $950,000. Pursuant to its pre-existing obligations to indemnify the Board, Atmel shall pay such an award as the Court may approve, up to $950,000.
Atmel and the Board entered into the Stipulation without admitting or conceding any merit to any allegation made in the Shareholder Actions solely to eliminate the burden, risk and expense of further litigation. Except as described above, the Stipulation provides for no constraint on the ability of Atmel and/or the Board to respond to any proposed acquisition or other transaction or to adopt or amend a stockholder rights plan in accordance with applicable Delaware law.
The Court has scheduled a hearing on [date], to be held at the Court of Chancery, 34 The Circle, Georgetown, Delaware 19947, for the purpose of, among other things, (i) determining whether the settlement set forth in the Stipulation should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Settlement Class, and (ii) hearing and determining any objections to the settlement or the application of plaintiffs’ attorneys’ for an award of attorneys’ fees and expenses. Any shareholder desiring further information about the settlement or wishing to be heard at the Court hearing, should consult the Notice of Pendency of Class Action, Proposed Class Action Determination, Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear, which is available on Atmel’s website at www.atmel.com.